Exhibit 5.1

Opinion of Akerman Senterfitt

regarding the legality of the common stock being registered

July 8, 2003

Aphton Corporation

80 S.W. Eighth Street

Miami, FL 33130

Ladies and Gentlemen:

We have acted as counsel to Aphton Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of 3,906,000 shares (the “Shares”) of the Company’s common stock, $.001 par value per share, issuable pursuant to the Company 1999 Incentive and Reward Plan, as amended (the “1999 Plan”) or pursuant to stock options granted to the persons listed on Annex A to the Registration Statement pursuant to warrants.

In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as amended, (2) the 1999 Plan, (3) the form of warrant and (4) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

AKERMAN SENTERFITT

/s/ Akerman Senterfitt